ADVANCED PRECISION TECHNOLOGY, INC.
                           2271-D SOUTH VASCO ROAD
                             LIVERMORE, CA 94550
                                --------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 8, 2001

                                --------------

                                 May 7, 2001

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Precision Technology, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company, located at 2271-D South Vasco Road, Livermore, CA 94550 on June 8, 2001, commencing at 2:00 p.m., local time (PDT), for the following purposes:

     1. To elect members of the Company's Board of Directors to serve until the next Annual Meeting of Stockholders.

     2.    To approve the Incentive Stock Option Plan attached hereto as
           Exhibit A.

     3. To approve the retention of FELDMAN SHERB & CO., P.C. as auditors.

     4. To approve and ratify all actions of the Company's Board of Directors since the Company's last Annual Meeting of Stockholders.

     5. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 2, 2001, as the record date for the Annual Meeting or any adjournments thereof. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting.


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   By Order of the Board of Directors


                                  /s/ James D. Homer

                                   James D. Homer
                                   Secretary

Livermore, California
May 7, 2001

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                     ADVANCED PRECISION TECHNOLOGY, INC.
                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Precision Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders, to be held on June 8, 2001, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is May 7, 2001.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

      The holders of a majority in interest of all common stock, par value $0.001 per share ("Common Stock") issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. Approval of all proposals on the agenda for the Annual Meeting will be decided by a majority vote of the Common Stock entitled to vote at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's principal executive offices are located at 2271-D South Vasco Road, Livermore, California 94550 and its telephone number is (925) 447-6900.

                      RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on May 2, 2001 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 54,361,977 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth as of May 2, 2001 certain information with respect to beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors, (iii) each of the executive officers of the Company; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named individual. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                                      Percentage
Name of                           Number of           of Outstanding
Stockholder                       Shares Owned        Common Stock
-------------------               --------------      -------------

Bruce A. Pastorius                13,100,000 (1)        24.2%
Chairman, Chief Executive
Officer and President

James D. Homer                    485,000               0.9%
Secretary and Director

B. Eugene Waite                   10,000 (2)            0.1%
Director

Glenn Fishbine                    75,000                0.1%
Director

James P. Roake                    1,524,288 (3)         2.8%
Director

Diane M. Aldrich                  0                     0.0%

All Executive Officers and        15,194,288            28.1%
Directors as a Group
-----------------------------------------------------------------------------

(1) Includes 5,285,000 shares held by BAP Technologies, a dba of Mr. Pastorius, and 100,000 shares held by Holographics, Inc., each of which is controlled by Mr. Pastorius. Also includes 1,050,000, the certificates for which/ state the owner to be Mr. Pastorius as custodian for shares in the names of Mr. Pastorius' children. As custodian, Mr. Pastorius maintains voting control over such shares.

(2) Mr. Waite owns these shares jointly with his wife Dolly.

(3) Mr. Roake owns these shares jointly with his wife Ruth.

                                  Audit Fees

     The Company's Board of Directors does not have an Audit Committee or any other committee. The Company's independent auditors were paid a total of $28,000 for their professional services in rendering the audit of the Company's financial statements for the year ended December 31, 2000. The Company paid no other fees to the Company's independent auditor s for the year ended December 31, 2000. The Company's Board of Directors believes that the provision of the services rendered was compatible with maintaining the principal accountant's independence.

Proposal 1:

     The Company has nominated Bruce A. Pastorius, James D. Homer, B. Eugene Waite, Glenn Fishbine, James P. Roake and Diane M. Aldrich to serve as members of the Company's Board of Directors until the Company's next Annual Meeting of stockholders.

     Certain information as to the nominees to serve as members of the Company's Board of Directors is set forth below:

     Bruce A. Pastorius. Mr. Pastorius has been the Chairman of the Company's Board of Directors, the Chief Executive Officer and President of the Company since 1994. Mr. Pastorius has approximately 20 years experience in direct sales, sales management, product management, and marketing to commercial and government agencies. From 1993 to 1994, he was the President of Holographic Credit Card, the assets of which were acquired by the Company in 1994. From 1980 to 1993, he worked for SDI USA, Inc. of San Mateo, California, a producer of system software for IBM Mainframes in various management positions with responsibilities for marketing, sales, training, regional and national accounts. Mr. Pastorius received his Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Pastorius is 44 years of age.

     James D. Homer. Mr. Homer has been the Secretary and a Director of the Company since 1995. Mr. Homer has worked at the Western Area Channel Operations of IBM since 1993, where he is responsible for developing the area's Channel Business Unit, and leading the development, recognition, and quality assurance functions for value-added resellers. Mr. Homer received his Masters of Business Administration degree with emphasis in Finance from the University of Minnesota. Mr. Homer is 43 years of age.

     B. Eugene Waite. Mr. Waite has been a Director of the Company since 1995. Mr. Waite has served as the Director of Finance for the City of Rio Rancho, New Mexico since 1992. From 1990 to 1992 Mr. Waite worked as a Management Consultant. From 1980 to 1989 he worked for Honeywell Avionics Systems Division as Director of Contract Management and Director of Finance and Controller. Mr. Waite received his Bachelor of Science degree in Business Administration from Duquesne University. Mr. Waite is 69 years of age.

     Glenn Fishbine. Mr. Fishbine has been a Director of the Company since June 2000. Mr. Fishbine has served as the Director of Information Systems for Lake Region Manufacturing, Inc. since 1998. From 1997 to 1998 he was a Senior Consultant for Biometric Design, LLC where he developed a manufacturing plan for holographic camera systems. From 1985 to 1997 he was Senior Vice President for Digital Biometrics, Inc., a company for which he was a Co-Founder. Mr. Fishbine received his Bachelor of Arts degree in Political Science and Economics from the University of New Mexico, and his Masters of Arts degree in Political Science from the University of Minnesota. Mr. Fishbine is 48 years of age.

     James P. Roake. Mr. Roake has been a Director of the Company since June 2000. Mr. Roake founded Roake Development in 1994, a construction and development company. In 1976, he founded Roake International, Inc., a small fast food chain. Mr. Roake remains the active head of both companies. Mr. Roake received his Bachelor of Science degree in Business Administration from Portland State University. Mr. Roake is 53 years of age.

     Diane M. Aldrich. Ms. Aldrich has been a Director of the Company since September 2000. Ms. Aldrich has been COO, CFO, and Director of WEDJ, LLC and COO, CFO, and Director of WEDJ Holdings, LTD of Reno, NV since 1998. She has also been COO, CFO and Secretary/Treasurer of WEDJ Canada, Ltd., and COO, CFO, Interim CEO, Secretary/Treasurer of Golden Triangle On-line, Inc., of Ontario, Canada since 1998. She helped these Internet companies achieve significant sales growth and profitability. From 1996 to 1998, she was consultant and acting Vice President of Mooers, a merchant bank, where she was responsible for capital financing, due diligence, acquisitions and providing financial consulting and operation methodology with respect to acquisition targets. Prior to that she was Vice President of Information Systems and Gaming Division at Digital Biometrics, Inc. In 1986 she found Design Data, Inc., which developed state of the art imaging and relational database software for governmental bodies nationwide for use in the tracking of gangs and gang related activities. The software was installed in over 250 cities and agencies before being sold to Digital Biometrics, Inc. Ms. Aldrich is 43 years of age.

     The Company recommends voting in favor of each of the Directors nominated by the Company.

Proposal 2:

     The Company's Board of Directors has unanimously approved, and for the reasons described below recommends that the stockholders approve, the Incentive Stock Option Plan (the "Stock Option Plan"). The Company believes that implementation of the Stock Option Plan is necessary to retain key personnel to develop, market and sell the Company's products. In order for the Company to perform on its business plan, approval of the Stock Option Plan is critical. A copy of the Stock Option Plan is attached hereto as Exhibit A. The Company recommends voting in favor of this proposal.

Proposal 3:

     The Company's Board of Directors has retained the accounting firm of FELDMAN SHERB & CO., P.C., as the Company's independent auditor. The Company recommends voting in favor of this proposal.

Proposal 4:

     The Company recommends that the stockholders ratify all actions of the Board of Directors since the Company's last Annual Meeting of stockholders.

                                OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                  By order of the Board of Directors

                                  /s/ James D. Homer

                                  James D. Homer, Secretary

Livermore, California
May 7, 2001




                                   EXHIBITS

Employee Stock Option Plan        Exhibit A

                                  Exhibit A

                         INCENTIVE STOCK OPTION PLAN

     1. Purpose. The purpose of this Incentive Stock Option Plan (this "Plan") is to promote the interests of Advanced Precision Technology, Inc. (the "Company") by encouraging its key employees to continue their association with the Company and by providing such employees with the additional incentive for industry and efficiency inherent in an opportunity to participate in the ownership of the Company and in its future growth. The Company believes that this purpose may be effected best by granting from time to time to key employees incentive stock options to purchase shares of the Company's common stock.

     2. Option Shares. The shares of the Company's common stock that may be subject to incentive stock options granted pursuant to this Plan shall be an aggregate number of 2,500,000 shares of the Company's common stock. In the event that an incentive stock option granted to purchase any of such shares of the Company's common stock shall expire for any reason without being exercised in full, the shares of the Company's common stock covered by the unexercised portion of such option shall again become subject to incentive stock options granted pursuant to this Plan.

     3. Effective Date of the Plan. The effective date of this Plan shall be July 1, 2001, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) also approve this Plan on or before July 1, 2001.

     4. Administration of the Plan. The Plan shall be administered by the Company's Board of Directors in the manner in which such directors see fit.

     5. Eligibility. Only key employees of the Company shall be eligible for the grant of an incentive stock option pursuant to this Plan. A key employee can be a member of the Board of Directors of the Company, but no member of the Board of Directors of the Company shall be deemed a key employee under this Plan solely by reason of his/her membership on the Company's Board of Directors.

     6. Grant of Options. Incentive stock options shall be granted by the Company acting through the Company's Board of Directors to key employees pursuant to the terms and conditions of this Plan from time to time to purchase shares of the Company's common stock. Each grant of an incentive stock option pursuant to this Plan shall be evidenced by a written stock option agreement (an "Option Agreement"), signed by a member of the Company's Board of Directors or by a duly authorized officer of the Company, and each Option Agreement shall incorporate such terms and conditions as the Board of Directors acting in its discretion deems consistent with the terms of this Plan. Such terms and conditions may include, without limitation, a condition on the exercise of an option that restricts such exercise to installments over a period set by the Company's Board of Directors that is equal to, or less than the life of such option. The Company's Board of Directors (with the written consent of the key employee) shall also have the power to amend an option agreement to the extent that the Company's Board of Directors acting in its discretion deems consistent with the terms and conditions of this Plan.

     7. Option Price. The price for each share of the Company's common stock subject to purchase under an incentive stock option granted pursuant to this Plan (the "Option Price") shall be determined by the Company's Board of Directors. Shares of the Company's common stock purchased pursuant to the exercise of an incentive stock option shall be paid for (in full) in cash or by certified check at the time of exercise. Notwithstanding the foregoing, at the option of the Company's Board of Directors, the Company may elect to allow a key employee not to tender any funds in payment of the Option Price and to receive from the Company that number of shares of the Company's common stock resulting from a calculation of the "Cashless Surrender Value". The Cashless Surrender Value shall be a number equal to (i) the closing price of the Company's common stock on the day the Company receives a notice of exercise from a key employee multiplied by the number of options to be exercised minus
(ii) the Option Price multiplied by the number of Options to be exercised.

     8. Life of Option. Each incentive stock option granted pursuant to this Plan shall be exercisable on or after the first anniversary of the date the option is granted and shall expire automatically on the date the option is exercised in full or, if earlier, shall expire according to the terms of such Option Agreement; provided, however, the terms of each such Option Agreement shall make each incentive stock option (to the extent not fully exercised) expire on or before the first to occur of (1) the end of the three consecutive month period that immediately follows the last day (in his/her current year of employment) that the key employee is employed by the Company, or (2) the date that is the tenth anniversary of the date the option is granted. A stock option shall be exercisable (if exercisable at all under clauses (1) and (2) of this Section 8) after a key employee's termination of employment only to the extent that such stock option was exercisable immediately before the date his/her employment by the Company or its subsidiaries terminates.

     9. Death or Disability. In the event that the employment of a key employee of the Company terminates because the employee dies or becomes disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Service (IRS) Code), the three consecutive month period described in Section 8(1) of this Plan automatically shall become a twelve consecutive month period.

     10. Other Outstanding Options. No incentive stock option granted pursuant to this Plan on any date to a key employee shall be exercisable while there is outstanding any other incentive stock option granted prior to that date to that key employee to purchase stock of the Company or any predecessor corporation to the Company. The exercise restriction described in this Section 10 shall be incorporated in each Option Agreement.

     11. Non-Transferability. No incentive stock option granted pursuant to this Plan shall be transferable by a key employee otherwise than by will or by the laws of descent or distribution and such option shall be exercisable during the key employee's lifetime only by the key employee. The restriction on transfer set forth in this Section 11 shall be incorporated in each Option Agreement.

     12. Securities Regulation. Each Option Agreement shall provide that, upon the receipt of shares of the Company's common stock pursuant to the exercise of an incentive stock option granted under this Plan, the key employee shall, if so requested by the Company, hold such shares of the Company's common stock for investment and not with a view to resale or distribution to the public. As for shares of the Company's common stock issued pursuant to this Plan, the Company at its expense may take such action, if any, as it deems necessary or appropriate to register the original issuance of such stock to a key employee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such shares of the Company's common stock for an exemption under any such laws prior to the issuance of such stock to a key employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such shares of the Company's common stock by a key employee.

     13. Life of the Plan. This Plan shall terminate on July 1, 2011, or, if earlier, on the date on which all of the shares of the Company's common stock reserved under Section 2 of this Plan have been issued as a result of the exercise of incentive stock options granted pursuant to this Plan. The full administrative powers of the Company's Board of Directors shall survive the termination of this Plan until all such options have been exercised in full or otherwise have expired.

     14. Adjustment. The number of shares of the Company's common stock available for the granting of options under Section 2 of this Plan and the number of shares of the Company's common stock covered by incentive stock options granted pursuant to this Plan shall be adjusted by the Company's Board of Directors in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Company's Board of Directors shall have the right to adjust the number of shares of the Company's common stock available for the granting of options under Section 2 of this Plan and the number of shares of the Company's common stock covered by incentive stock options granted under this Plan in the event of any corporate transaction that provides for the substitution or assumption of such stock options. If any adjustment under this Section 14 would create a fractional share of the Company's common stock or a right to acquire a fractional share of the Company's common stock, such fractional share shall be disregarded and the number of shares of the Company's common stock available under this Plan and the number covered under any options granted pursuant to this Plan shall be the next higher number of shares of the Company's common stock, rounding all fractions upward. An adjustment made under this Section 14 by the Company's Board of Directors shall be conclusive and binding on all affected persons.

     15. Treatment of Options Upon Sale or Merger of the Company. If the Company agrees to sell all or substantially all of its assets for cash, property or other securities or for a combination of cash, property or other securities or agrees to any merger, consolidation, reorganization, division or other corporate transaction, in which the Company's common stock is converted into another security or into the right to receive securities, property or cash and such agreement does not provide for the assumption or substitution of incentive stock options granted under this Plan, each option agreement, at the direction and discretion of the Company's Board of Directors may be cancelled unilaterally by the Company in exchange for such consideration, if any, as the Company's Board of Directors deems in its absolute discretion fair and reasonable under the circumstances.

     16. Amendment or Termination. This Plan may be amended by the Company's Board of Directors from time to time to the extent that the Company's Board of Directors deems necessary or appropriate provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (1) to increase the number of shares of the Company's common stock available under Section 2 of this Plan for granting incentive stock options,
(2) to extend the maximum life of the Plan under Section 13 of this Plan, (3) to change the class of employees eligible for incentive stock options under
Section 5 of this Plan or to otherwise materially modify the requirements as to eligibility for participation in the Plan, or (4) to otherwise materially increase the benefits accruing under the Plan. The Company's Board of Directors may suspend the granting of incentive stock options pursuant to this Plan at any time and may terminate this Plan at any time; provided, however, the Company's Board of Directors shall not have the right to modify, amend or cancel any incentive stock option granted before such suspension or termination unless (1) the key employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 15 of this Plan.

     17. Miscellaneous. The headings to sections in this Plan have been included for convenience of reference only.

        PLEASE MARK AN X INDICATING WHETHER YOU ARE VOTING YES OR NO
                        WITH RESPECT TO EACH PROPOSAL

PROPOSAL 1:

Election of members of the Company's Board of Directors

Bruce A. Pastorius          In favor  [  ]      Against  [  ]

James D. Homer              In favor  [  ]      Against  [  ]

B. Eugene Waite             In favor  [  ]      Against  [  ]

Glenn Fishbine              In favor  [  ]      Against  [  ]

James P. Roake              In favor  [  ]      Against  [  ]

Diane M. Aldrich            In favor  [  ]      Against  [  ]



PROPOSAL 2:

Approval of the Incentive Stock Option Plan attached hereto as Exhibit A

       YES  [  ]      NO  [  ]

PROPOSAL 3:

Approval of FELDMAN SHERB & CO., P.C., as the Company's independent auditors

       YES  [  ]      NO  [  ]

PROPOSAL 4:

Ratification of all actions of the Company's Board of Directors since the last Annual Meeting of Stockholders

       YES  [  ]      NO  [  ]

PROPOSAL 5:

AUTHORIZING THE COMPANY'S BOARD OF DIRECTORS TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

       YES  [  ]      NO  [  ]


PLEASE SIGN AND DATE THIS PROXY BELOW.

___________________________________
STOCKHOLDER NAME


___________________________________
STOCKHOLDER SIGNATURE


___________________________________
DATE